Exhibit 99.4

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Investor Contact:
Conrad Lowry
Chief Financial Officer
(415) 645-9317
investor@salon.com


                              FOR IMMEDIATE RELEASE
                              ---------------------

              SALON REPORTS FOURTH QUARTER FISCAL YEAR 2005 RESULTS

          RECORDS QUARTERLY NET LOSS OF $0.6 MILLION, COMPARED TO $5.0
           MILLION LOSS IN PRIOR YEAR PERIOD AS REVENUE INCREASES 36%

         RECORDS FISCAL YEAR NET LOSS OF $0.4 MILLION, COMPARED TO $8.7
                MILLION LOSS A YEAR AGO AS REVENUE INCREASES 47%

SAN FRANCISCO, Calif. --- May 17, 2005 --- Salon Media Group, Inc. (SALN.OB), an Internet media company, announced today a net loss attributable to common stockholders of $0.6 million for its fourth quarter ended March 31, 2005, compared to a net loss attributable to common stockholders of $5.0 million for its fourth quarter the year before.

Total revenues for the quarter ended March 31, 2005 were $1.5 million, an increase of 36% from $1.1 million a year ago, with advertising revenues increasing to $0.7 million from $0.4 million a year ago. Total revenues for the year ended March 31, 2005 were $6.6 million, an increase of 47% from $4.5 million a year ago, with advertising revenues increasing to $3.6 million from $1.8 million a year ago, a 103% increase.

On a non-GAAP pro forma basis, excluding non-cash and non-recurring charges, Salon recorded a loss attributable to common stockholders of $0.3 million for the quarter compared to a loss of $0.6 million in the prior year period. For the year ended March 31, 2005, Salon recorded a non-GAAP pro forma loss attributable to stockholders of $0.1 million, compared to a comparable non-GAAP pro forma loss attributable to stockholders of $2.6 million for the year ended March 31, 2004.

A reconciliation of net profit calculated in accordance with generally accepted accounting principles in the United States of America (GAAP) and pro forma net income (loss) is provided immediately following the consolidated statements of operations below. These pro forma measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. Salon believes that the presentation of pro forma results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Readers of Salon's consolidated financial statements are advised to review and carefully consider the financial information prepared in accordance with GAAP contained in this press release and Salon's periodic filings with the Securities and Exchange Commission.

"The overall strength of online advertising has helped our business," stated Elizabeth Hambrecht, Salon's CEO and President. "While the March quarter is seasonally slow for us, our advertising sales increased by 103% for the full 2005 fiscal year, which allowed us to virtually break-even on a pro-forma basis for the first time in Salon's history," she continued.

Future Periods Guidance:

Salon does not believe that the quarter and year ending March 31, 2005 GAAP and non-GAAP financial results should be considered predictive of future quarter or year results.

Salon forecasts that it will report a net profit for its quarter ending June 30, 2005 and cannot accurately predict when it will reach net profit in future quarters. Due to seasonality, Salon estimates that total revenues for its quarter ending June 30, 2005 will be $1.8 - $1.9 million, with advertising sales comprising $1.1 - $1.2 million of the total. Currently, Salon has $0.9 million of firm commitments to serve advertisements during the quarter ended June 30, 2005. Salon cannot predict total revenues after June 30, 2005 owing to the relatively short time frame in which advertising orders are secured and when they run on our Website and the lack of significant long-term advertising orders.

Due to a seasonally soft March quarter, Salon Premium subscriptions declined from approximately 89,100 on December 31, 2004 to approximately 84,500 on March 31, 2005. Salon cannot predict if the decline in subscriptions will continue into future quarters.

About Salon Media Group, Inc.:

Founded in 1995, Salon is an Internet media company that produces an award winning, original-content Website of news, opinion and culture, and hosts two subscription communities, Table Talk and The Well.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results of Salon. Factors that could cause actual results to differ materially from those described herein include: the economic environment of the media industry; the difficulty in securing on-line advertising; growth in subscription revenue programs; uncertain revenue sources and the general economic environment. More detailed information about these factors is set forth in the reports filed by Salon with the Securities and Exchange Commission. Salon is under no obligation to and expressly disclaims any such obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. We do not believe that our reported results should be considered predictive of future period or full year results.

Note: Salon is a registered trademark of Salon Media Group, Inc. All other company and product names mentioned are trademarks of their respective owners.

                             SALON MEDIA GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                     Three Months Ended          Twelve Months Ended
                                                          March 31                    March 31
                                                  ------------------------    ------------------------
                                                     2005          2004          2005          2004
                                                  ----------    ----------    ----------    ----------
Net revenues                                      $    1,489    $    1,095    $    6,628    $    4,499
                                                  ----------    ----------    ----------    ----------

Operating expenses:
      Production and content                           1,111         1,433         4,446         4,647
      Sales and marketing                                485           714         1,891         2,393
      Research and development                           168           166           617           614
      General and administrative                         242           322           766         1,386
      Amortization of intangibles                          -            77             -           353
                                                  ----------    ----------    ----------    ----------
            Total operating expenses                   2,006         2,712         7,720         9,393
                                                  ----------    ----------    ----------    ----------

Loss from operations                                    (517)       (1,617)       (1,092)       (4,894)
Other income (expense), net                                2          (694)          574        (1,152)
                                                  ----------    ----------    ----------    ----------
Net loss                                                (515)       (2,311)         (518)       (6,046)
Preferred deemed dividend                                (92)       (2,645)          160        (2,615)
                                                  ----------    ----------    ----------    ----------
Net loss attributable to common stockholders      $     (607)   $   (4,956)   $     (358)   $   (8,661)
                                                  ==========    ==========    ==========    ==========

Basic and diluted net loss per share
      attributable to common stockholders         $    (0.04)   $    (0.35)   $    (0.02)   $    (0.61)

Weighted average shares used in computing
      Basic and dilutive net loss per share
      attributable to common stockholders             14,743        14,155        14,390        14,099

                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                            Three Months Ended                      Twelve Months Ended
                                                              March 31, 2005                           March 31, 2005
                                                  --------------------------------------    --------------------------------------
                                                    As (1)                       Pro          As (1)                       Pro
                                                   Reported        Adj.         Forma        Reported        Adj.         Forma
                                                  ----------    ----------    ----------    ----------    ----------    ----------
Net revenues                                      $    1,489    $        -    $    1,489    $    6,628    $        -    $    6,628
                                                  ----------    ----------    ----------    ----------    ----------    ----------

Operating expenses:
     Production and content                            1,111           (59)        1,052         4,446          (193)        4,253
     Sales and marketing                                 485          (133)          352         1,891          (604)        1,287
     Research and development                            168           (13)          155           617           (43)          574
     General and administrative                          242           (11)          231           766            36           802
                                                  ----------    ----------    ----------    ----------    ----------    ----------
         Total operating expenses                      2,006          (216)        1,790         7,720          (804)        6,916
                                                  ----------    ----------    ----------    ----------    ----------    ----------


Loss from operations                                    (517)          216          (301)       (1,092)          804          (288)
Other income (expense), net                                2             -             2           574          (415)          159
                                                  ----------    ----------    ----------    ----------    ----------    ----------
Net loss                                                (515)          216          (299)         (518)          389          (129)
Preferred deemed dividend                                (92)           92             -           160          (160)            -
                                                  ----------    ----------    ----------    ----------    ----------    ----------
Net loss attributable to common stockholders      $     (607)   $      308    $     (299)   $     (358)   $      229    $     (129)
                                                  ==========    ==========    ==========    ==========    ==========    ==========

Basic and dilutive net loss per share
     attributable to common stockholders          $    (0.04)                 $    (0.02)   $    (0.02)                 $    (0.01)

Weighted average shares used in computing
     basic and dilutive net loss per share
     attributable to common stockholders              14,743                      14,743        14,390                      14,390

(1) In accordance with accounting principles generally accepted in the United States

                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                          Three Months Ended                        Twelve Months Ended
                                                             March 31, 2004                            March 31, 2004
                                                  --------------------------------------    --------------------------------------
                                                    As (1)                       Pro          As (1)                       Pro
                                                   Reported        Adj.         Forma        Reported        Adj.         Forma
                                                  ----------    ----------    ----------    ----------    ----------    ----------
Net revenues                                      $    1,095    $        -    $    1,095    $    4,499    $        -    $    4,499
                                                  ----------    ----------    ----------    ----------    ----------    ----------

Operating expenses:
     Production and content                            1,433          (286)        1,147         4,647          (548)        4,099
     Sales and marketing                                 714          (472)          242         2,393        (1,145)        1,248
     Research and development                            166           (20)          146           614           (72)          542
     General and administrative                          322           (96)          226         1,386          (190)        1,196
     Amortization of intangibles                          77           (77)            -           353          (353)            -
                                                  ----------    ----------    ----------    ----------    ----------    ----------
         Total operating expenses                      2,712          (951)        1,761         9,393        (2,308)        7,085
                                                  ----------    ----------    ----------    ----------    ----------    ----------


Loss from operations                                  (1,617)          951          (666)       (4,894)        2,308        (2,586)

Other income (expense), net                             (694)          806           112        (1,152)        1,107           (45)
                                                  ----------    ----------    ----------    ----------    ----------    ----------
Net loss                                              (2,311)        1,757          (554)       (6,046)        3,415        (2,631)

Preferred deemed dividend                             (2,645)        2,645             -        (2,615)        2,615             -
                                                  ----------    ----------    ----------    ----------    ----------    ----------
Net loss attributable to common stockholders      $   (4,956)   $    4,402    $     (554)   $   (8,661)   $    6,030    $   (2,631)
                                                  ==========    ==========    ==========    ==========    ==========    ==========

Basic and dilutive net loss per share
attributable to common stockholders               $    (0.35)                 $    (0.04)   $    (0.61)                 $    (0.19)

Weighted average shares used in computing
     basic and dilutive net loss per share
     attributable to common stockholders              14,155                      14,155        14,099                      14,099

(1) In accordance with accounting principles generally accepted in the United States

                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)
                                   (Unaudited)

                                                                     Three Months Ended         Twelve Months Ended
                                                                          March 31,                   March 31,
                                                                  ------------------------    ------------------------
                                                                     2005          2004          2005          2004
                                                                  ----------    ----------    ----------    ----------
Net loss attributable to common stockholders                      $     (607)   $   (4,956)   $     (358)   $   (8,661)

Less:
    Charges (benefits) resulting from re-valuing warrants
       issued in conjunction with operations                               -         1,046          (541)        1,037
    Utilization of prepaid advertising rights                             20           450           460         1,050
    Gain on issuance of stock for trade payable                            -             -           (25)            -
    Loss on retirement of assets                                           -             -             -            43
    Depreciation and amortization charges                                196           261           495         1,285
    Preferred deemed dividend charges (benefits) from
       re-valuing warrants issued to preferred stockholders                -           605          (470)          575
    Preferred deemed dividend charge from issuance of
       preferred stock                                                    92         2,040           310         2,040
                                                                  ----------    ----------    ----------    ----------
Pro forma net loss attributable to common stockholders            $     (299)   $     (554)   $     (129)   $   (2,631)
                                                                  ==========    ==========    ==========    ==========

                             SALON MEDIA GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
          (in thousands, except share and per share amounts, unaudited)

                                                                  March 31,      March 31,
                                                                    2005           2004
                                                                 -----------    -----------
Assets
     Current assets:
          Cash and cash equivalents                              $       686    $       696
          Accounts receivable, net                                       623            306
          Prepaid expenses, and other current assets                     232            432
                                                                 -----------    -----------
                Total current assets                                   1,541          1,434
     Property and equipment, net                                         191             89
     Prepaid advertising rights                                        3,970          4,430
     Goodwill                                                            200            200
     Other assets                                                        167            117
                                                                 -----------    -----------
                Total assets                                     $     6,069    $     6,270
                                                                 ===========    ===========
Liabilities and stockholders' equity
     Current liabilities:
          Accounts payable and accrued liabilities                       788          1,143
          Deferred revenue                                             1,047          1,107
                                                                 -----------    -----------
                Total current liabilities                              1,835          2,250
     Other long-term liabilities                                          82              -
     Warrants payable                                                      -          2,621
                                                                 -----------    -----------
                Total liabilities                                      1,917          4,871
                                                                 -----------    -----------

Stockholders' equity:
     Common stock                                                         15             14
     Preferred stock                                                       -              -
     Additional paid-in-capital                                       95,430         92,320
     Accumulated deficit                                             (91,293)       (90,935)
                                                                 -----------    -----------
                Total stockholders' equity                             4,152          1,399
                                                                 -----------    -----------
                Total liabilities and stockholders' equity       $     6,069    $     6,270
                                                                 ===========    ===========